                                POWER OF ATTORNEY

                  FOR SEC FILINGS ON FORMS ID, 3, 4, 5 AND 144
                           IN RESPECT OF SECURITIES OF
                   APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

The undersigned  hereby constitutes and appoints Jessica Lomm and Anton Feingold or any one of them acting  alone,  as her true and lawful  attorney-in-fact  and agent,  with full power of substitution and  resubstitution  for her in her name and stead in any and all capacities,  to sign and file for and on her behalf, in respect of any  acquisition,  disposition  or other  change in  ownership of any shares of common stock,  par value $0.01 per share,  of Apollo  Commercial  Real
Estate Finance, Inc. (the "Company"), the following:

        (i)     any  Form  ID to be  filed  with  the  Securities  and  Exchange
                Commission (the "SEC");

        (ii)    any Initial  Statement of Beneficial  Ownership of Securities on
                Form 3 to be filed with the SEC;

        (iii)   any Statement of Changes of  Beneficial  Ownership of Securities
                on Form 4 to be filed with the SEC;

        (iv)    any Annual  Statement of  Beneficial  Ownership of Securities on
                Form 5 to be filed with the SEC;

        (v)     any  Notice of  Proposed  Sale of  Securities  on Form 144 to be
                filed with the SEC; and

        (vi)    any  and  all  agreements,   certificates,  receipts,  or  other
                documents in connection therewith.

The undersigned hereby gives full power and authority to the attorney-in-fact to seek and obtain as the  undersigned's  representative  and on the  undersigned's behalf,  information on transactions in the Company's  securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release such information to the undersigned and approves and ratifies any such release of information.

The undersigned  hereby grants unto such  attorney-in-fact  and agent full power and  authority  to do and  perform  each and every act and thing  requisite  and necessary in connection  with such matters and hereby  ratifies and confirms all that any such  attorney-in-fact  and agent or  substitute  may do or cause to be done by virtue hereof.

The undersigned acknowledges that:

        (i)     neither the Company  nor such  attorney-in-fact  assumes (i) any liability for the  undersigned's  responsibility  to comply with the  requirement  of the  Securities  Exchange  Act of 1934,  as
                amended  (the  "Exchange  Act"),   (ii)  any  liability  of  the
                undersigned for any failure to comply with such  requirements or
                (iii) any obligation or liability of the  undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

        (ii)    this Power of Attorney  does not relieve  the  undersigned  from responsibility for compliance with the undersigned's obligations
                under  the  Exchange  Act,   including  without  limitation  the
                reporting requirements under Section 16 of the Exchange Act.

This Power of Attorney  shall remain in full force and effect  until  revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney.

                                        /s/ Alice Connell
Date:  September 15, 2009               ----------------------------------------
                                            Alice Connell